UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant Section 240.14a-12

Diamond Management & Technology

Consultants, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement; if other than Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Filed by Diamond Management & Technology Consultants, Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Diamond Management & Technology Consultants, Inc.

Commission File No.: 000-22125

FREQUENTLY ASKED QUESTIONS

Below you’ll find a list of Diamond employee Q&A related to the pending merger with PwC. We expect that the list will be updated over the next few months as more information is available. You can click on one of the topic areas below to read related FAQs.

We recognize that our people have asked questions that are not yet listed here—specifically about career path, strategy, practice integration, and expectations around our Ops staff—and when we have accurate answers, we will post them. Questions can be sent anytime to the Infield mailbox.

BENEFITS

EQUITY

ORGANIZATION

EMPLOYMENT

RECRUITING

PENDING QUESTIONS

When will this deal be finalized?

•	The transaction is expected to close in the fourth quarter of this calendar year, subject to customary closing conditions, including Diamond shareholder and customary regulatory approvals.

How and when will I know the particulars of my new position?

•	PwC will send all client-serving staff at Diamond offer letters and employment agreements in late September or early October, closer to the deal’s close.

•	You can expect a normal Diamond promotion and bonus process to take place this fall. The PwC offer letter will be commensurate with Diamond employees’ post-review position and salary.

•	During the transition, PwC will provide information and offer a series of webcasts/conference calls to the practice staff so that we can get to know them, their employment policies, benefits, etc.

BENEFITS

What are PwC’s benefits and policies? How do they compare to Diamond’s?

•	PwC offers comprehensive benefits to their staff and will hold a series of webcasts starting over the next few weeks that will explain their benefits to you and your families.

•	PwC will provide information on topics such as (but not limited to) healthcare, tuition reimbursement, vacation policies, and office assignments.

What happens to the employer match on my 2010 contributions to my 401(k) account?

•

Diamond will make the match that has accrued up until the closing date. The timing of that match is expected to be at close or shortly thereafter for terminated employees, or by January 2011 for continuing employees.

•	After closing, all staff will be eligible to participate in PwC’s 401(k) and other retirement plans.

Will PwC honor currently approved Flexible Work Arrangements?

•	Yes, whenever possible, PwC will review those staff that are currently on an FWA at Diamond and will transfer their arrangement to one that is applicable at PwC.

Will we honor current/future permanent residence applications? How will this impact my working visa? Does PwC sponsor immigration?

•

PwC will take over permanent residence and applications for those in process after closing. They will be in touch with affected staff members prior to close to discuss the process of moving the visa sponsorship to PwC.

•	Until the deal is closed, Diamond will continue to work with those employees currently going through the visa process.

•	Those who have not yet applied will need to go through the normal PwC sponsorship process and you can learn more about that when you discuss your offer letter or after the deal closes.

•

PwC has confirmed that the allegation that retheauditors made concerning the blanket revocation of offers for BearingPoint people on visas is false. Francine McKenna (who owns this website) often writes about PwC and other firms, however PwC typically does not comment on them, as they are often false/rumor. Margaret Burke, Global of HR for PwC Advisory Services writes, “As for BearingPoint, we did take on the work authorization for all of their people—where we could legally do it. There were a small handful of individuals whose visas could not be transferred due to errors that BearingPoint made in their own processing and restrictions made by our government. We, too, have a number of people working on visas and we plan to take over all work authorization for your staff where legally possible.”

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EQUITY

What will happen to DTPI shares we currently own?

•	DTPI will continue trading on NASDAQ until the deal is closed, at which point it will be delisted. At the closing, your stock will be converted into cash at the merger price of $12.50.

•	The September dividend of $0.09 will be paid out as planned.

What will happen to unvested equity?

•	Unvested equity that was awarded to non-partner employees will be paid out in cash on April 1, 2011, based on the $12.50 merger price.

•

Unvested equity granted to employees promoted to Partner, Sr. Director, Director, and Principal on October 1, 2010, will be paid out in cash one-third on April 1, 2011, and the remaining two-thirds will be paid out in cash on April 1, 2012. All unvested equity of practice Partners will be paid out on this longer schedule.

Those Diamond employees purchasing ESPP shares have already begun to contribute through their paychecks this quarter—will we make the next ESPP quarterly purchase, or will they be reimbursed that money?

•	There will be one more ESPP purchase with the funds withheld through the date of the closing.

•	The purchase will occur on the earlier of October 29, 2010, or the closing date.

•	Any remaining funds after the purchase will be returned to the employee.

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ORGANIZATION

What about the Diamond name? Will the Diamond brand be retained?

•	PwC sees the value of the Diamond brand.

•	The Diamond brand will remain in place for an undetermined period as we work together with Diamond’s partners to integrate the business, in recognition of its market reputation.

•	Initially, the business unit will be known as “Diamond Management & Technology Consultants, A PwC Company”

•	PwC’s goal is to transfer Diamond’s brand equity to the PwC brand.

How will Diamond fit into the PwC Advisory organization?

•

PwC’s integration philosophy, based on three previous acquisitions, is to minimize disruptive change. Both Diamond and PwC recognize the importance of retaining our People and our Clients and the magic that makes Diamond what it is and why it is attractive in the first place.

•	In that spirit, we expect the following:

o	We will maintain the “organizational integrity” of Diamond

o	Existing reporting relationships remain the same

•	Connecting our respective client teams cannot happen until all regulatory approvals have been satisfied.

•	PwC has committed to include Diamond’s Leadership Committee and Partners in any critical decisions that impact our People or our Clients. Collaboration is key to their Partnership culture.

•

Much like Diamond, PwC has four go-to-market verticals: Financial Services (including Financial Services and Insurance), Public Services, Health Industries, and Products & Services Industries. Diamond will operate as an integrated business unit connecting to PwC across these verticals. We will also focus on leveraging our service lines across their verticals and learn and leverage theirs across our verticals.

Will there be management changes at Diamond?

•	PwC has committed to include Diamond’s Leadership Committee and Practice Partners in any critical decisions that impact our People or our Clients. Collaboration is key to their Partnership culture.

•	All of Diamond’s practice partners are expected to become partners in the PwC organization, subject to satisfying PwC’s independence process.

•	Existing reporting relationships are expected to stay the same.

•	There will of course be changes resulting from the fact that Diamond will no longer be a public company, will not be independent, and will be operating as part of a private partnership.

•	PwC values Diamond’s expertise and it is expected the members of Diamond’s leadership team with client-facing responsibilities will take on prominent roles within PwC’s Advisory organization.

What will Adam’s role be?

•	Adam will lead the Diamond Horizontal and head the Diamond LComm, which will remain intact.

•	He will also join the U.S. Advisory Leadership Group, reporting to Dana Mcilwain, Head of U.S. Advisory.

Will we maintain our profile and vertical/service line structure?

•	Yes. Diamond will continue to operate like it does today in this respect.

•

We will maintain our vertical/service line and profile affiliations and their respective leadership teams. We will continue to go to market by verticals and service lines and organize our staff from a profile perspective.

•	Our collective success—Diamond and PwC’s—demands that we quickly collaborate where it matters most—with our People and our Clients.

What will happen to Diamond’s Marketing programs like the DiamondExchange?

•	PwC believes our DiamondExchange is a valuable, well-run marketing program, and plans to continue to run the program in the future, with John Sviokla remaining as the DX’s Executive Director.

•

Both PwC and Diamond have strong alumni networks, and both recognize the value of these networks for business and cultural development. As part of post-close activities, the two programs will work together to determine the most beneficial design for a successful alumni network.

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EMPLOYMENT

Will there be job losses?

•	All of Diamond’s client service professionals will be offered positions.

o	PwC and Diamond are complementary businesses, with the opportunity to strengthen each other.

o	This transaction is about growth and PwC expects no client service job losses as a result of the transaction.

•

We do expect that a significant number of Diamond Operations employees will be terminated with appropriate severance packages. However, many other Operations employees will be asked to join PwC, either continuing to support the Diamond horizontal and/or within the PwC shared services organization.

How will this deal affect our London office and staff?

•	UK practice personnel is expected to become part of PwC UK.

•	UK Operations employees will be handled in a similar way to US Operations employees.

How will this deal affect our Mumbai office and staff?

•	They will join PwC India or have the option of joining PwC US or PwC UK, subject to work authorization and availability.

•

We do not have definitive answers regarding opportunities at PwC for our Operations employees in Mumbai office, including administration, KC, and DTP. As with Operations colleagues in the UK and the US, PwC recognizes their talent and the value we place on their contributions at Diamond, and is interested in exploring possible new positions for them.

•	We will move out of Diamond’s current physical Mumbai office when its lease expires this fall. We will not be building out the first floor of P&G building.

Will we keep the DIAC?

•	Yes. PwC sees the DIAC as a strategic component of the transaction.

•	It is expected that our DIAC staff will remain a part of the US Advisory practice, while continuing to be based in India.

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RECRUITING

Will we honor offers to new hires with future start dates?

•	We will honor all offers already made to new Practice hires.

•	Our Recruiting team reached out to those individuals on the day of the announcement to assure them that their salaries, levels, and signing bonuses will remain the same.

•	If you have a relationship to any candidates, please reach out to your recruiter to coordinate being in touch with them.

Will we make offers to this year’s summer’s interns?

•	We will be making offers to the qualified 2010 summer interns.

•

As usual, we will be asking all interns who spent the summer with us to be ambassadors of our firm on campuses. We will be making sure they’re well-informed of how this transaction will impact consulting opportunities with us.

Are we going to continue to run our own Recruiting as a Diamond business unit? How will this change our campus efforts this fall?

•	We will go to campus in the fall as planned. Any new hires will join us in the Diamond business unit.

•	Our hiring targets will be unchanged.

•	We have highly effective Recruiting capabilities in terms of processes and staff members, and enjoy outstanding results. PwC should plan to leverage a lot of what we do in this area.

Forward-Looking Statements

Statements in this communication that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. Forward-looking statements involve estimates, projections, assumptions, risks, and uncertainties and speak only as of the date of this communication based on information available to Diamond as of the date of this communication, and Diamond assumes no obligation to update any forward-looking statements. Actual results may differ materially from the results projected in any forward-looking statement depending on a variety of factors. Such factors include, without limitation: (i) the ability to gain regulatory approvals of the Merger on the proposed terms and schedule, (ii) the failure of Diamond stockholders to approve the Merger, (iii) the risk that the Merger may not be completed within the expected timeframe or at all, (iv) disruptions from the Merger making it more difficult to maintain relationships with customers, employees, partners or suppliers and (v) the additional risks and uncertainties identified in our other filings with the Securities and Exchange Commission (the “SEC”).

Additional Information

In connection with the proposed Merger and the required stockholder approval, Diamond intends to file with the SEC a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of Diamond. DIAMOND’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND DIAMOND. Investors and stockholders may obtain copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s Web site at www.sec.gov. In addition, investors and stockholders may also obtain, free of charge, copies of these documents filed with the SEC through the investor relations page on Diamond’s corporate Web site at www.diamondconsultants.com or by contacting Diamond Management & Technology Consultants, Inc. at John Hancock Center, 875 N. Michigan Ave. Suite 3000, Chicago, Illinois, 60611, Attention: Investor Relations.

Participants in Solicitation

Diamond and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Diamond stockholders with respect to the proposed Merger. Information about Diamond’s executive officers and directors and their ownership of Diamond Common Stock is set forth in Diamond’s Annual Report on Form 10-K/A filed with the SEC on July 29, 2010. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of Diamond and its executive officers and directors in the proposed Merger by reading the preliminary and definitive proxy statements regarding the proposed Merger, which will be filed by Diamond with the SEC. Copies of these documents may be obtained, free of charge, as described above.